Exhibit 1.1

Sanmina – SCI Corporation

$600,000,000

8.125% Senior Subordinated Notes due 2016

Underwriting Agreement

January 30, 2006

Banc of America Securities LLC
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.

Scotia Capital (USA) Inc.

SunTrust Capital Markets Inc.

KeyBanc Capital Markets, a division of McDonald Investments Inc.

Wells Fargo Securities, LLC

As Representatives of the Underwriters
c/o Banc of America Securities LLC
9 West 57th Street
New York, New York 10019

Ladies and Gentlemen:

Sanmina-SCI Corporation, a corporation organized under the laws of Delaware (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, $600,000,000 principal amount of its 8.125% Senior Subordinated Notes due 2016 (the “Notes”).  The Notes will be guaranteed (collectively, the “Guarantees”) by each of the subsidiary guarantors named in Schedule B hereto (the “Notes Guarantors”).  The Notes and the Guarantees are collectively referred to herein as the “Securities.”  The Securities are to be issued under an indenture (the “Indenture”), to be dated as of the Closing Date (as defined in Section 4 hereof), among the Company, the Notes Guarantors and U.S. Bank National Association, as trustee (the “Trustee”).  To the extent there are no additional underwriters listed on Schedule A other than you, the term Representatives as used herein shall mean you as the Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.  The use of the neuter in this Underwriting Agreement (the “Agreement”) shall include the feminine and masculine wherever appropriate.

1.             Representations and Warranties.  The Company and each Notes Guarantor, jointly and severally, represent and warrant to, and agree with, each of the Underwriters as of the date hereof that:

(a)           The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-131360), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of the Securities.  Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933 and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act or the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), is called the “Registration Statement.”  The preliminary prospectus supplement to the Base Prospectus that describes the Securities and the offering thereof and is used prior to filing of the Final Prospectus is called, together with the Base Prospectus, the “Preliminary Prospectus.”  The term “Prospectus” shall mean the final prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”).  Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Exchange Act, and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.

(b)           The Registration Statement has become effective upon filing with the Commission under the Securities Act.  No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are threatened by the Commission.

(c)           Each of the Preliminary Prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Securities.  Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective and at the date hereof, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.  The Prospectus, as amended or supplemented, as of its date at the time of any filing pursuant to Rule 424(b) and, at the Closing Date (as defined herein), did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Representatives consists of the information described as such in Section 7 hereof.  There is no contract or other document required to be described in the Prospectus or to be filed as exhibits to the Registration Statement that has not been described or filed as required.

(d)           The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable.  Any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable;

(e)           (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the Securities Act, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act.  The Registration Statement is an “automatic shelf registration statement”, as defined in Rule 405 of the Securities Act, and the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form.

(f)            The term “Disclosure Package” shall mean (i) the Preliminary Prospectus, as amended or supplemented, (ii) the supplement containing final pricing terms set forth on Annex D that constitutes an issuer free writing prospectuses as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”) and (iii) any other Issuer Free Writing Prospectus after the date of this Agreement that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.  As of 4:30 pm (Eastern time) on the date of this Agreement (the “Initial Sale Time”), the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 7(b) hereof;

(g)           The Issuer Free Writing Prospectus set forth on Annex D does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7 hereof;

(h)           The Company has not distributed and will not distribute, prior to the later of the Closing Date (as defined below) and the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Preliminary Prospectus, the Prospectus, the Issuer Free Writing Prospectus reviewed and consented to by the Representatives or included in Schedule C hereto or the Registration Statement;

(i)            There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived;

(j)            Except as otherwise disclosed in the Disclosure Package, subsequent to the respective dates as of which information is given in the Disclosure Package, (i) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, that is material to the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Disclosure Package and the Prospectus; and (ii) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development that is reasonably likely to result in a material adverse change, in or affecting the business, business prospects, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”);

(k)           The Company and its subsidiaries (i) have good and valid title to all real property owned by them and (ii) hold all personal property owned by them, in each case, free and clear of all adverse claims, liens, encumbrances and defects except such as are described in the Disclosure Package and the Prospectus and as evidenced by the documents entered into in connection with that certain Credit and Guaranty Agreement (as amended to the Closing Date, the “Credit Facility”) dated as of October 26, 2004, among the Company, the Notes Guarantors, the lenders from time to time party thereto, the agents named therein, or as otherwise permitted by the Indenture or such as would not result in a Material Adverse Effect; and any real property and buildings held under lease by the Company and its subsidiaries that are material to the Company and its subsidiaries taken as a whole are held by them under valid, subsisting and enforceable leases with such exceptions as do not interfere in any material respect with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries taken as a whole;

(l)            The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect;

(m)          Each subsidiary of the Company has been duly organized, is validly existing as an entity in good standing under the laws of the jurisdiction of its organization, has the power and authority (corporate and other) to own or lease, as the case may be, and to operate its property and to conduct its business as described in the Disclosure Package and the Prospectus and is duly qualified as a foreign organization for the transaction of business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.  None of the outstanding shares of capital stock of any of the Company’s Significant Subsidiaries (as “Significant Subsidiary” is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act) were issued in violation of preemptive or other similar rights of any securityholder of such subsidiary.  Except as otherwise stated in the Disclosure Package and the Prospectus and except for subsidiaries that, individually or in the aggregate, would not constitute a Significant Subsidiary, all of the issued shares of capital stock or similar ownership interests of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and (except for directors’ qualifying or similar shares) are owned of record directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims except for the liens, encumbrances, equities and claims as described in the Disclosure Package and the Prospectus and the documents entered into in connection with the Credit Facility or otherwise as permitted by the Indenture;

(n)           The Company has an authorized capitalization as set forth in the Disclosure Package and the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;

(o)           The Securities have been duly authorized by the Company and each of the Notes Guarantors and, when authenticated and issued in the manner provided in the Indenture and delivered against payment of the purchase price provided herein, will constitute valid and legally binding obligations of the Company and each Notes Guarantor, entitled to the benefits provided by the Indenture under which they are to be issued, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(p)           The Indenture has been duly authorized by the Company and each Notes Guarantor, and when executed and delivered by the Company, each Notes Guarantor and the Trustee, will constitute a valid and legally binding instrument, enforceable in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(q)           The Securities and the Indenture will conform in all material respects to the descriptions thereof in the Disclosure Package and the Prospectus;

(r)            None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System;

(s)           Prior to the date hereof, neither the Company, any Notes Guarantor nor any of their affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities;

(t)            The issue and sale of the Securities and the compliance by the Company and the Notes Guarantors with all of the provisions of the Securities, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject except for such conflicts, breaches, violations or defaults that, individually or in the aggregate, would not result in a Material Adverse Effect or that are disclosed in the Disclosure Package and the Prospectus; or (ii) result in any violation of (A) the provisions of the certificate or articles of incorporation, by-laws, limited liability company operating agreement, partnership agreement or other charter or organizational documents, as applicable, of the Company or any Notes Guarantor or (B) any applicable statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except for such violations in (ii)(B) that, individually or in the aggregate, would not result in a Material Adverse Effect.  No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company and each Notes Guarantor of the transactions contemplated by this Agreement and the Indenture, except for such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

(u)           Neither the Company nor any of its subsidiaries is in violation of its certificate or articles of incorporation, by-laws, limited liability company operating agreement, partnership agreement or other charter or organizational documents, as applicable, or in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for such defaults as would not, individually or in the aggregate, result in a Material Adverse Effect or as are disclosed in the Disclosure Package and the Prospectus; and neither the Company nor any of its subsidiaries is in violation of any applicable statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, as applicable, except for such violations as would not, individually or in the aggregate, result in a Material Adverse Effect or as are disclosed in the Disclosure Package and the Prospectus;

(v)           The statements set forth in the Disclosure Package and the Prospectus under the caption “Description of the Notes” with respect to the issuance of Securities pursuant to this Agreement, insofar as they purport to constitute a summary of the terms of the Securities, under the captions “Description of Material Debt” and “Underwriting” with respect to the issuance of Securities pursuant to this Agreement (other than statements made under such caption resulting from written information furnished to the Company by the Underwriters), insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and fair in all material respects;

(w)          Although the discussion set forth in the Prospectus under the heading “Certain U.S. Federal Income Tax Considerations” with respect to the issuance of Securities pursuant to this Agreement does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership and disposition of the Securities, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership and disposition of the Securities, based upon current United States federal income tax law;

(x)            Other than as set forth in the Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened by governmental authorities or threatened by others which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect;

(y)           The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or 15(d) of the Exchange Act;

(z)            The Company and each Notes Guarantor is not, and after giving effect to the offering and sale of the Securities and application of the proceeds thereof as described under “Use of Proceeds” in the Preliminary Prospectus and the Prospectus, will not be an “investment company”, as such term is defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”);

(aa)         KPMG LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission as a part of the Registration Statement and included in the Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board;

(bb)         The consolidated financial statements of the Company, (including for purposes of this clause (cc), any pro forma financial information) filed with the Commission as part of or incorporated by reference in the Registration Statement and included or incorporated by reference in the Disclosure Package and the Prospectus, together with the related schedules and notes, as well as those financial statements, schedules and notes of any other entity included therein (or incorporated by reference), present fairly in all material respects the financial position of the Company and its subsidiaries, or such other entity, as the case may be, at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries, or such other entity, as the case may be, for the periods specified. Such financial statements, including any pro forma financial information included therein, have been prepared in conformity with generally accepted accounting principles (“GAAP”), as applied in the United States, applied on a consistent basis throughout the periods involved.  The supporting schedules, if any, filed with the Commission as part of or incorporated by reference in the Registration Statement and included in the Disclosure Package and the Prospectus present fairly in all material respects in accordance with GAAP the information required to be stated therein.  The selected financial data and the summary financial information included in any Preliminary Prospectus and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements contained in the Registration Statement;

(cc)         The Company’s ratios of earnings to fixed charges set forth in the Prospectus under the caption “Ratio of Earnings to Fixed Charges” and in the Preliminary Prospectus under the caption “Prospectus Summary—Summary Consolidated Financial Data” and in Exhibit 12 to the Registration Statement have been calculated in compliance in all material respects with the requirements of Item 503(d) of Regulation S-K under the Securities Act.

(dd)         The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company is in compliance in all material respects with the currently effective and currently applicable provisions of the Sarbanes Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder, including Section 402 related to loans and Sections 302 and 906 related to certifications;

(ee)         Except as disclosed in the Disclosure Package and the Prospectus, or in any document incorporated by reference therein, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(ff)           This Agreement has been duly authorized, executed and delivered by the Company and each Notes Guarantor;

(gg)         The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and other than as described in the Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received any notice, in writing or otherwise, of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect;

(hh)         The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them except as would not, singly or in the aggregate, have a Material Adverse Effect.  The Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect.  All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect.  Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect;

(ii)           Except as otherwise stated in the Disclosure Package and the Prospectus or as would not, singly or in the aggregate, result in a Material Adverse Effect, (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (iii) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws;

(jj)           In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).  On the basis of such review, except as disclosed in the Disclosure Package and the Prospectus, the Company and the Notes Guarantors have reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect;

(kk)         Any certificate signed by an officer of the Company or any Notes Guarantor delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company or such Notes Guarantor to each Underwriter as to the matters covered thereby.

2.             Purchase and Sale.  Subject to the terms and conditions herein set forth, the Company and the Notes Guarantors agree to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of 98.0% of the principal amount thereof, plus accrued interest, if any, from February 15, 2006 to the Closing Date hereunder, the principal amount of Securities set forth opposite the name of such Underwriter in Schedule A hereto.

3.             Delivery and Payment; Representations and Warranties and Covenants of the Underwriters.  Delivery of and payment for the Securities shall be made at 10:00 A.M., New York City time, on February 15, 2006, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”).  Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof (from which the underwriting commission payable by the Company shall have been deducted) to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company.  Delivery of the Securities shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.

4.             Covenants.  The Company and the Notes Guarantors covenant and agree with each of the Underwriters as follows:

(a)           During the period beginning on the Initial Sale Time and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Disclosure Package or the Prospectus, the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement to which the Representatives reasonably object; provided, however, that, during the Prospectus Delivery Period, the Company will not file any document under the Exchange Act that is incorporated by reference in the Registration Statement or Prospectus unless, prior to such proposed filing, the Company has furnished Representatives with a copy of such document for review by the Representatives within 24 hours prior to the proposed filing date.  The Company will promptly advise the Representatives when any document filed under the Exchange Act that is incorporated by reference in the Registration Statement or Prospectus shall have been filed with the Commission.

(b)           During the Prospectus Delivery Period, the Company shall promptly advise the Representatives in writing (i) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (ii) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission with respect to or that affect the disclosure set forth or incorporated by reference in the

Registration Statement, the Preliminary Prospectus or the Prospectus, (iii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus or the Prospectus, (iv) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order or notice preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus.  The Company shall use its commercially reasonable efforts to prevent the issuance of any such stop order or prevention or suspension of such use.  If the Commission shall enter any such stop order or order or notice of prevention or suspension at any time, the Company will use its commercially reasonable efforts to obtain the lifting of such order as soon as practicable.  Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430B, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder;

(c)           During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act;

(d)           If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances then prevailing or under which they were made, as the case may be, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances then prevailing or under which they were made, as the case may be, not misleading, the Company agrees to (i) notify the Representatives of any such event or condition and (ii) promptly prepare (subject to Section 4(a) and 4(e) hereof), file with the Commission (and use its commercially reasonable efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus necessary in order to make the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances then prevailing or under which they were made, as the case may be, not misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, will comply with law;

(e)           The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule C hereto; and provided further that no such prior written consent shall be required for the final term sheet referred to below.  Any such free writing prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus”.  The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, in all material respects with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.  The Company consents to the use by any Underwriter of a free writing prospectus that (1) (a) is not an “issuer free writing prospectus” as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the Securities or their offering or (ii) information that describes the final terms of the Securities or the offering thereof and that is included in the final term sheet of the Company contemplated in Section 1(f); provided that each Underwriter severally covenants with the Company not to take any action without the Company’s consent which consent shall be confirmed in writing that would result in the Company being required to file with the Commission under Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter;

(f)            If requested by the Representatives and counsel for the Underwriters, the Company will furnish to the Representatives and counsel for the Underwriters, without charge, one signed copy of the Registration Statement (including exhibits thereto) and, during the Prospectus Delivery Period, as many copies of each Preliminary Prospectus, the Prospectus and any supplement thereto and the Disclosure Package as the Representatives may reasonably request;

(g)           The Company shall promptly from time to time to take such action as the Representatives may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company or any Notes Guarantor shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject;

(h)           During the period beginning from the date hereof and continuing until the date 90 days after the date of the Prospectus, the Company will not offer, sell, contract to sell or otherwise dispose of, except as provided hereunder any securities of the Company or any subsidiary that are substantially similar to the Securities without the prior written consent of Bank of America Securities LLC.  The foregoing sentence shall not apply to the Securities sold hereunder;

(i)            If requested by you, the Company will use its commercially reasonable efforts to cause the Securities to be eligible for clearance and settlement through DTC;

(j)            The Company will use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Prospectus and the Disclosure Package under the caption “Use of Proceeds;” and will not, directly or indirectly, use the proceeds of the sale of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury;

(k)           As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement (which need not be audited) covering the twelve-month period ending March 31, 2007 that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act; provided that the Company’s filing of all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act shall be deemed to satisfy such requirement;

(l)            The Company agrees to pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act.

(m)          During the period of two years hereafter, the Company will comply in all material respects with the applicable rules and regulations under the Sarbanes-Oxley Act, and use its reasonable efforts to cause the Company’s directors and officers, in their capacities as such, to comply in all material respects with such laws, rules and regulations;

(n)           During the period of two years hereafter the Company will furnish to the Representatives at 9 West 57th Street, New York, NY 10022, Attention: High Yield Capital Markets, (i) to the extent not available on the Commission’s EDGAR filing system, as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) to the extent not available on the Commission’s EDGAR filing system, as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange; and (iii) to the extent not available on the Commission’s EDGAR filing system, as soon as available, copies of any publicly available report or communication of the Company mailed generally to holders of its capital stock; and

(o)           The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.

5.             Payment of Expenses.  The Company and the Notes Guarantors covenant and agree with the several Underwriters that the Company and the Notes Guarantors will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the issue of the Securities and all other expenses in connection with the preparation, printing and filing of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, each Preliminary Prospectus and the Prospectus, and all amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Indenture, any blue sky memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 4(g) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the blue sky memorandum; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (vii) half of the cost and expenses relating to any road show undertaken for the marketing of the offering of the Securities, including, without limitation, the cost of any aircraft used in connection with the road show, expenses associated with the use of conference rooms, limousines and the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, and the travel and lodging expenses incurred on behalf of representatives of the Company and any Notes Guarantor in connection with such road show, provided, that, such expenses shall not include any travel or lodging expenses of the Underwriters or any representative of the Underwriters; (viii) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 5.  It is understood, however, that, except as provided in this Section 5, and Section 8 hereof, the Underwriters will pay all of their own costs and expenses, including the fees and expenses of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

6.             Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and each Notes Guarantor herein are, at and as of the Closing Date, true and correct, the condition that the Company and each Notes Guarantor shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a)           For the period from and after effectiveness of this Agreement and prior to the Closing Date

(i)            the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430B under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430B, and such post-effective amendment shall have become effective; and

(ii)           no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission, and the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form;

(b)           Weil, Gotshal & Manges LLP, counsel for the Underwriters, shall have furnished to you such opinion or opinions, dated the Closing Date, in form and substance satisfactory to you; and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)           Wilson, Sonsini, Goodrich & Rosati, Professional Corporation, counsel for the Company and the Notes Guarantors incorporated or otherwise organized in California, Delaware, and Texas, shall have furnished to you their written opinions, dated the Closing Date, in form and substance satisfactory to you, to the effect set forth in Annex A hereto;

(d)           Lanier Ford Shaver & Payne P.C., counsel for the Notes Guarantors incorporated or otherwise organized in Alabama, shall have furnished to you their written opinion, dated the Closing Date, in form and substance satisfactory to you, to the effect set forth in Annex B hereto;

(e)           Holland & Hart LLP, counsel for the Notes Guarantors organized in Colorado, shall have furnished to you their written opinion, dated the Closing Date, in form and substance satisfactory to you, to the effect set forth in Annex B hereto;

(f)            Deutsch Williams Brooks DeRensis & Holland, P.C., counsel for the Notes Guarantor incorporated in Massachusetts, shall have furnished to you their written opinion, dated the Closing Date, in form and substance satisfactory to you, to the effect set forth in Annex B hereto;

(g)           Rayburn Cooper & Durham, P.A., counsel for the Notes Guarantor incorporated in North Carolina, shall have furnished to you their written opinion, dated the Closing Date, in form and substance satisfactory to you, to the effect set forth in Annex B hereto;

(h)           At the Execution Time and also at the Closing Date, KPMG LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annexes C-1 and C-2 hereto;

(i)            Except as otherwise disclosed in the Disclosure Package at the Initial Sale Time, subsequent to the date as of which information is given in the Disclosure Package, (i) neither the Company nor any of its subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, that is material to the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Disclosure Package, and (ii) there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development that is reasonably likely to result in a material adverse change, in or affecting the business, business prospects, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Disclosure Package, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in this Agreement, in the Disclosure Package and in the Prospectus;

(j)            On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) except as disclosed in the Prospectus, no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities; provided that, for purposes of this subsection (j), a “nationally recognized statistical rating organization” shall be Standard & Poor’s Rating Services and Moody’s Investors Service, Inc.;

(k)           The Representatives shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and any amendment or supplement thereto, any Issuer Free Writing Prospectus and any amendment or supplement thereto and this Agreement, to the effect set forth in subsections (a) and (j) of this Section 6, and further to the effect that:

(i)            for the period from and after the date of this Agreement and prior to such Closing Date, there has not occurred any change or development that has caused or is reasonably likely to result in a Material Adverse Effect;

(ii)           the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct on and as of the Closing Date with the same force and effect as though expressly made on and as of such Closing Date; and

(iii)  the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date;

(l)            The Securities and the Indenture shall be executed by the Company, or the Notes Guarantors, as the case may be, in substantially the form previously delivered to you; and

(m)          At the Closing Date, the Company and the Notes Guarantors shall have furnished counsel for the Company, the Notes Guarantors or the Underwriters, as the case may be, such documents as they reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties or fulfillment of any of the conditions herein contained.

7.             Indemnification.

(a)           The Company and the Notes Guarantors agree to indemnify and hold harmless each Underwriter, its directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Underwriter, its officers, directors, employees, agents and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by Banc of America Securities LLC) as such expenses are reasonably incurred by such Underwriter, or its officers, directors, employees and agents or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).  The indemnity agreement set forth in this Section 7(a) shall be in addition to any liabilities that the Company may otherwise have.

(b)           Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and the Notes Guarantors, each of their directors, each of their officers who signed the Registration Statement and each person, if any, who controls the Company or one of the Notes Guarantors within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use therein; and to reimburse the Company and the Notes Guarantors, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company and the Notes Guarantors, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.  The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the table in the first paragraph and as the third, eighth and ninth paragraphs under the caption “Underwriting” in the Prospectus.  The indemnity agreement set forth in this Section 7(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c)           Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any liability other than the indemnification obligation provided in paragraph (a) or (b) above.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), reasonably approved by the indemnifying party (or by Banc of America Securities LLC in the case of Section 8), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d)           The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 7(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

8.             Contribution.  If the indemnification provided for in Section 7 is for any reason unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Notes Guarantors, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Notes Guarantors, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Notes Guarantors, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Notes Guarantors, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on such cover.  The relative fault of the Company and the Notes Guarantors, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company and the Notes Guarantors, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.  The provisions set forth in Section 7(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 8; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 7(c) for purposes of indemnification.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8.

Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the

Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 8 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A.  For purposes of this Section 8, each director, officer, employee and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company and the Notes Guarantors, each officer of the Company and the Notes Guarantors who signed the Registration Statement and each person, if any, who controls the Company and the Notes Guarantors within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company and the Notes Guarantors.

9.             Default of One or More of the Several Underwriters.

(a)           If any one or more Underwriters shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein.  If within thirty-six (36) hours after such default by any Underwriter you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six (36) hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms.  In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Closing Date for a period of not more than seven (7) days, in order to effect whatever changes may thereby be made necessary in the Prospectus Supplement, or in any other documents or arrangements, and the Company agrees to prepare promptly any amendments to the Prospectus Supplement which in your opinion may thereby be made necessary.  The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities;

(b)           If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection 9(a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh (1/11th) of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default; and

(c)           If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as

provided in subsection 9(a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh (1/11th) of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 5 hereof and the indemnity and contribution agreements in Sections 7 and 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10.           Termination of this Agreement.  Prior to the Closing Date this Agreement may be terminated by the Representatives by notice given to the Company if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the Nasdaq Stock Market, Inc., or trading in securities generally on the New York Stock Exchange or the Nasdaq Stock Market, Inc. shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States has occurred; or (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change in United States’ or international financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to market the Securities in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities.

11.           No Advisory or Fiduciary Responsibility.  The Company acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Underwriters, or any of them, with respect to the subject matter hereof.  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

12.           Representations and Indemnities to Survive Delivery.  The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any (A) investigation made by or on behalf of any Underwriter, the officers or employees of any Underwriter, or the Company, the officers or employees of the Company, or any person controlling the Company, as the case may be or (B) acceptance of the Securities and payment for them hereunder.  The provisions of Sections 7, 8 and 13 hereof shall survive the termination or cancellation of this Agreement.

13.           Reimbursement of Expenses.  If this Agreement shall be terminated pursuant to Section 9 hereof, the Company and the Notes Guarantors shall not then be under any liability to any Underwriter except as provided in Sections 5, 7 and 8 hereof; but, if for any other reason, including termination pursuant to Section 10 hereof, the Securities are not delivered by or on behalf of the Company and the Notes Guarantors as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but the Company and the Notes Guarantors shall then be under no further liability to the Underwriters except as provided in Sections 5, 7 and 8 hereof.

14.           Notices.  All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:

Banc of America Securities LLC
9 West 57th Street
New York,  NY  10019
Facsimile:  (212) 933-2217
Attention:  Syndicate Department

with a copy to:

Banc of America Securities LLC
9 West 57th Street
New York, NY  10019
Facsimile:  (212) 901-7897

Attention:  Legal Department

and:

Weil Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Facsimile:  (212) 310-8007
Attention:  Corey Chivers, Esq.

If to the Company:

Sanmina-SCI Corporation
2700 North First Street
San Jose, CA  95134
Facsimile:  (408) 964-3636
Attention:  Chief Financial Officer

with a copy to:

Wilson Sonsini Goodrich & Rosati, P.C.

650 Page Mill Road

Palo Alto, CA  94304-1050
Facsimile:  (650) 845-5000

Attention:  Christopher Mitchell, Esq.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

15.           Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 9 hereof, and to the benefit of (i) the Company and the Notes Guarantors, their directors, any person who controls the Company or any of the Notes Guarantors within the meaning of the Securities Act and the Exchange Act and any officer of the Company who signs the Registration Statement, (ii) the Underwriters, the officers, directors, employees and agents of the Underwriters, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act, and (iii) the respective successors and assigns of any of the above, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement.  The term “successors and assigns” shall not include a purchaser of any of the Securities from any of the several Underwriters merely because of such purchase.

16.           Partial Unenforceability.  The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof.  If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

17.           Timing.  Time shall be of the essence of this Agreement.

18.           Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

19.           Counterparts.  This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

20.           Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

21.           Amendment and Waiver.  This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

SANMINA-SCI CORPORATION

By:	/s/ DAVID L. WHITE
	Name:	David L. White
	Title:	Chief Financial Officer

Guarantors

COMPATIBLE MEMORY, INC.
HADCO CORPORATION
HADCO SANTA CLARA, INC.
INTERAGENCY, INC.
NEWISYS, INC.
SANMINA-SCI ENCLOSURES USA INC.
SANMINA-SCI SYSTEMS (ALABAMA) INC.
SANMINA-SCI SYSTEMS ENCLOSURES (DENTON) INC.
SANMINA-SCI SYSTEMS HOLDINGS, INC.
SCI SYSTEMS, INC.
SCI TECHNOLOGY, INC.
SCIMEX, INC.
VIKING INTERWORKS INC.
SANMINA-SCI USA, INC.

All by:	/s/	WALTER BOILEAU
	Name:	Walter Boileau
	Title:	Vice President and Treasurer

Guarantors

SCI PLANT NO. 5, L.L.C.

By:

SANMINA-SCI SYSTEMS (ALABAMA) INC., its Sole Member

By:	/s/	WALTER BOILEAU
	Name:	Walter Boileau
	Title:	Vice President and Treasurer

Guarantors

SCI PLANT NO. 22, L.L.C.

By:

SCI TECHNOLOGY, INC., its Sole Member

By:	/s/	WALTER BOILEAU
	Name:	Walter Boileau
	Title:	Vice President and Treasurer

Guarantors

SANMINA GENERAL, L.L.C. SANMINA LIMITED, L.L.C.

All By:

SANMINA-SCI CORPORATION, their Sole Member

By:	/s/	WALTER BOILEAU
	Name:	Walter Boileau
	Title:	Treasurer

Guarantors

SANMINA TEXAS, L.P.

By:	SANMINA-SCI CORPORATION, its Sole Member

	By:	SANMINA GENERAL, L.L.C., its General Partner

	By:	/s/ WALTER BOILEAU
		Name:	Walter Boileau
		Title:	Treasurer

The foregoing Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.

BANC OF AMERICA SECURITIES LLC
CITIGROUP GLOBAL MARKETS INC.
DEUTSCHE BANK SECURITIES INC.
Acting as Representatives of the several Underwriters named in the attached Schedule A.

By Banc of America Securities LLC

By:	/s/	DAN KELLY
Managing Director
Dan Kelly